TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate | As of 3/31/2026

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$22.7 Billion	10/2/1995	QREARX	0.895%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments. The remainder of its net assets (targeted to be between 15-25%) will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	0.61%	0.61%	3.60%	-3.89%	1.56%	2.70%	5.25%

The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units, when redeemed, may be worth more or less than their original cost. Current performance may differ from figures shown. For performance current to the most recent month-end, call 800-842-2252. Performance may reflect reimbursements of certain expenses. Absent these reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, a mortality and expense risk charge, and the liquidity guarantee charge, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on March 31, 2016 and redeemed on March 31, 2026.

TIAA Real Estate Account $13,054


$16,000
$14,000
$12,000
$10,000
$8,000
3/16
3/18
3/20
3/22
3/24
3/26

The total returns are not adjusted to reflect the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 3/31/26)

	% of Real Estate Investments[3,4]
Industrial	36.9
Apartment	26.0
Office	16.8
Retail	13.0
Other	7.3

Properties by Region (As of 3/31/26)

	% of Real Estate Investments[3]
West	36.9
South	34.8
East	22.6
Midwest	4.9
Foreign	0.8

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2026 Continued on next page... 39 4/28/2026 3:49:59 PM 7142 Portfolio Composition (As of 3/31/26) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 66.9% Real Estate Joint Ventures 22.6% Marketable Securities - Other 6.8% Real Estate Operating Business 4.8% Real Estate Funds 3.5% Loans Receivable 2.5% Other (Net Receivable/Liability) -7.1% Top 10 Holdings5 (As of 3/31/26) % of Value of Total Investments6 Simpson Housing Portfolio 3.7% Ontario Industrial Portfolio 3.4% Fashion Show 3.0% Campus Pointe Consolidation 2.3% Lincoln Centre 2.1% Storage Portfolio II 2.1% The Florida Mall 1.9% Dallas Industrial Portfolio 1.9% 1001 Pennsylvania Avenue 1.5% Seavest MOB 1.5% Total 23.4%   Market Recap   Economic Overview and Outlook   Global economic growth continued at a solid pace at the start of 2026 led by improved activity in the U.S. and Europe and unexpected strength in China’s economy. Geopolitical pressures have intensified driven by the conflict in the Middle East, however, introducing an additional layer of risk into the global economic outlook. Energy importing nations in Europe and Asia are particularly exposed, but rising energy prices will put upward pressure on inflation and long-term interest rates in most major economies. The U.S. economy reaccelerated in the first quarter as GDP grew at an estimated 3.1% annualized pace after slowing significantly at the end of 2025. Improved consumer spending and continued business investment in AI capacity helped drive stronger activity during the quarter, pushing year-over-year growth up to 3.0%. Rising oil prices stemming from the conflict with Iran caused inflation to jump to the highest point in nearly three years at the end of the quarter. However, the economy received a boost from the U.S. Supreme Court decision ruling many of the tariffs implemented in 2025 as unlawful. In addition, several tax cuts and other provisions in the One Big Beautiful Bill Act took effect at the start of the year, providing support for manufacturing activity and consumer spending. Labor market conditions improved slightly but remained soft, however, with the economy adding just 68,000 jobs per month during the quarter. Job growth remains uneven in the economy, with traditional office-heavy industries shedding jobs while education and health care employment continues to climb. The Federal Reserve held short-term interest rates steady during the quarter, adopting a wait-and-see posture as policymakers assessed the potential economic fallout from the conflict in Iran. Fed officials have signaled that they are unlikely to respond directly to inflation caused by energy price shocks but remain concerned about inflation expectations in the economy. Markets now expect only one rate cut throughout the remainder of 2026, with additional interest rate cuts likely in 2027. Yields on 10-year Treasuries jumped following the first attacks in Iran, finishing the first quarter at 4.34% from 4.18% at the end of 2025. Economic conditions in Europe continued to improve in the first quarter, supported by stronger growth in the United Kingdom and expansionary fiscal policy in Germany. The developed economies in Europe are net importers of energy, however, and will be impacted more acutely by the recent conflict in Iran. Central banks in the region are in a favorable position as inflation has trended towards target in most European economies in recent quarters, but rate hikes have become increasingly likely given rising oil and natural gas prices. In Asia, China's economy grew 5.0% year-over-year in the first quarter of 2026, surpassing expectations and providing a lift to growth across the broader region. Reduced U.S. tariffs have been tailwind for Asian economies, though the full impact of the Middle East conflict on the region has yet to be felt. Like Europe, most of the largest economies in Asia are net importers of energy, particularly through the contested Strait of Hormuz, and face higher inflation and downward pressure on economic growth as disputes continue in the Middle East.       Real Estate Market Conditions and Outlook   Like the broader macroeconomy, the outlook for commercial real estate faces an additional layer of risk stemming from macroeconomic and geopolitical uncertainty. An extended period of renewed high inflation in the U.S. economy could translate to higher long-term interest rates and slower economic activity, with negative implications for property values and fundamentals performance.   However, commercial real estate is relatively well positioned among asset classes for resilience in this kind of environment. For one, property values in the commercial sector already experienced a significant adjustment period spanning from the end of 2022 to the beginning of 2024, primarily triggered by the sharp rise in long-term interest rates during 2022. This previous correction reduces the probability of another substantial drop in valuations and creates a favorable opportunity for those looking to invest as the market enters a fresh expansion phase. Additionally, new construction activity has been tapering across most property types, which should provide some stability to property market fundamentals even in an adverse macroeconomic environment.       As a result, commercial real estate remains an attractive option for investors as the sector looks to

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2026 Continued on next page... 39 4/28/2026 3:49:59 PM 7142 continue its recovery in 2026. Preliminary data from Real Capital Analytics shows that U.S. sales volume totaled $135.8 billion in Q1 2026, up 27.1% from the same time last year. The rise in transaction activity has brought some stability to property values over the past several quarters. Real estate values rose by 0.9% in the fourth of 2025 and increased 2.6% year-over-year in Q1 2026 according to Green Street’s Commercial Property Price Index (CPPI). This marks the sixth consecutive quarter of yearly gains following a 21% decline from the peak in early-2022.   The U.S. office sector continues to exhibit signs of recovery. Net absorption remained positive for a third consecutive quarter, and vacancy fell by 11 basis points over the quarter. Additionally, we see attractive opportunities emerging for high-quality assets. Newer properties have collectively seen improving occupancy since early 2024. Starts are near record lows, leading to virtually no new supply over the mid-term and net negative supply after factoring in demolitions and conversions of obsolete space into other uses. The result will likely be a shortage of high-quality space. However, demand is expected to remain historically weak due to flat employment growth in the primary office-using sectors. Prices bottomed early last year, falling 40% from the peak and have increased by 4.4% since. A supply shortage of quality assets combined with comparatively high going-in yields are starting to drive a compelling relative value opportunity.       U.S. retail fundamentals have shown resilience despite uncertainty pertaining to changing trade policy, a slowing economy, and growing pressure on discretionary spending. Vacancy rates modestly increased from historic lows due to store closures that occurred in the first half of 2025, however, the vacancy rate started to improve in the second half of the year on the back of stable leasing activity. Vacancy rates are forecast to improve in the first quarter of 2026 as leasing activity translates to move-ins and absorption of vacant space. Construction activity remains at historic lows, which provides a buffer for occupancy rates should demand moderate. Leasing continues to be dominated by smaller format, freestanding, or in-line spaces with service-based tenants leading growth. The mall sector continues to see a performance gap determined by quality and relevance with consumers with Class A and higher- rated malls maintaining strong performance while lower-rated properties see higher turnover. Meanwhile, necessity-based and grocery-anchored retail properties demonstrate defensive characteristics, as grocery spending typically remains relatively inelastic during periods of economic uncertainty.   The U.S. apartment market continued toward a more balanced supply-demand dynamic after a historic wave of new deliveries and absorption in recent years. Preliminary data from Costar shows that net absorption in Q1 2026 registered approximately 83,000 units, down over 30% from the 121,000 units absorbed during the same period in 2025, but up from. Apartment demand faces some headwinds from reduced immigration trends, but affordability challenges in the for-sale housing market will continue to provide support in coming quarters. Like other sectors, reduced construction activity will help stabilize vacancy for the apartment market over the medium term and we expect apartment fundamentals to gradually improve as the pipeline of projects currently under construction is exhausted.       U.S. industrial fundamentals were relatively stable in the first quarter, with vacancy in the sector increasing just 7 bps to 7.5% in Q1 2026 according to Costar. Demand growth registered 28.3 million square feet during the quarter, up from 23.9 million square feet in the first quarter of 2025. Supply growth, which drove much of the vacancy increase in 2023-2024, continues to outpace demand but hit an 8-year low of 47.1 million square feet in Q1 2026. New construction starts continue to hover near decade-lows, so supply growth should remain subdued in coming quarter. Demand growth remains hampered by macroeconomic uncertainty and consolidation efforts among occupiers, which has prompted a flight to quality in the sector that will likely continue throughout the remainder of 2026. Consequently, well-located functional industrial space remains an attractive target for investment and the industrial sector well-positioned to outperform as fundamentals continue to stabilize in coming quarters.       The Account returned 0.61% in the first quarter of 2026 and 3.60% since March 31, 2025. The Account had slight appreciation in property values in the first quarter and property fundamentals in the Account’s portfolio remain strong. Future transaction activity will be consistent with the Account’s multi- year strategy of reducing exposure to anticipated underperforming sectors such as traditional office and regional malls and increasing allocations to anticipated outperforming sectors such as housing, industrial, necessity retail, and alternatives.   Important Information

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2026 Continued on next page... 39 4/28/2026 3:49:59 PM 7142 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6 Real estate fair value is presented gross of debt. Investments in joint ventures are presented at net equity value. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of March 31, 2026, the debt had a fair value of $481.4 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of March 31, 2026, the debt had a fair value of $420.0 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of March 31, 2026, the debt had a fair value of $171.7 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of March 31, 2026, the debt had a fair value of $307.5 million. Seavest MOB is held in a joint venture with TREA SV MOB Venture I, LLC, in which the Account holds a 98.78% interest, and is presented gross of debt. As of March 31, 2026, the debt had a fair value of $73.4 million.   Real estate investment portfolio turnover rate for the Account was 1.5% as of 3/31/2026. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 0.0% as of 3/31/2026. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.   Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.   This material is for informational or educational purposes only and is not fiduciary investment advice, or a securities, investment strategy, or insurance product recommendation. This material does not consider an individual’s own objectives or circumstances which should be the basis of any investment decision. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures.   TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products.   Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.   THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.   A Note About Risks   In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.    The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with contract owner flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.   ©2026 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017   5076935